SMITH BARNEY INTERMEDIATE MUNICIPAL FUND, INC.
10F-3 REPORT
November 1, 1998 through January 31, 1999



			Trade						Purchase	% of
Issuer			Date	Selling Dealer		Amount		Price
	Issue

Cantral Puget Sound	12/10/99	Goldman Sachs		$1,000,000
	$105.803	3.29%
5.25% due 2/1/2015